Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Extraction Oil & Gas, LLC of our report dated July 13, 2015 relating to the statements of revenue and direct operating expenses of Tekton Windsor, LLC, which appears in such Registration Statement.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
September 29, 2016